Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Ronald Kisling, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.265.9899, 530.265.9699 fax	408.545.6143, 408.521.9490 fax
email: claire@headgatepartners.com	email: rkisling@nanometrics.com

Nanometrics Reports Second Quarter 2013 Financial Results

MILPITAS, Calif., July 30, 2013 - Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control metrology and inspection systems, today announced financial results for its second quarter ended June 29, 2013.

Second Quarter Highlights

•	Order received from a leading pure-play foundry in Asia for an Atlas® II system with NanoDiffract® OCD (optical critical dimension) software for 20nm pilot production;

•
Qualification of multiple UniFire™ systems by a new pure-play foundry customer at multiple global fab locations, addressing through-silicon-via metrology for advanced 3D packaging as well as critical front-end-of-line topography control for 20nm devices;

•	Receipt of multiple IMPULSE® orders for the fan-out of integrated metrology control of critical layer etch processes for the first phase of the 20nm ramp at a leading pure-play foundry; and

•
NanoDiffract OCD software selected by a leading memory customer for the 2014 upgrade of their global fleet of IMPULSE integrated metrology modules, in support of high-volume production of 2X/2Y DRAM and 1X/1Y NAND devices.

GAAP Results

	Q2 2013	Q1 2013	Q2 2012

Revenues	$34,552	$24.552	$53,181

Gross Profit	$14,480	$10,486	$24,759

Income (Loss) from Operations	$(6,156)	$(9,603)	$4,296

Net Income (Loss)	$(4,566)	$(5,582)	$4,506

Earnings (Loss) per Diluted Share	$(0.20)	$(0.24)	$0.19

Non-GAAP Results

	Q2 2013	Q1 2013	Q2 2012 (1)

Gross Profit	$15,127	$11,144	$25,396

Income (Loss) from Operations	$(5,314)	$(8,747)	$5,128

Net Income (Loss)	$(4,023)	$(5,032)	$3,079
Earnings (Loss) per Diluted Share	$(0.17)	$(0.22)	$0.13

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangible assets and certain discrete tax items.

Commenting on the company's results, president and chief executive officer Dr. Timothy J. Stultz said, "Increased spending by our largest customers and resumption of investments in memory devices led to 41% growth in revenues -- and a doubling in product sales -- over the previous quarter. During the second quarter we also saw meaningful progress against a number of our strategic objectives, including increased adoption of our leading-edge products by pure-play foundry customers. Looking forward, we continue to see improvement in our business outlook, growth in second half revenues over the first half, and an optimistic outlook for 2014 driven by investments in emerging technologies and increasing capacity across all device types."

Second Quarter 2013 Summary
Revenues for the second quarter of 2013 were $34.6 million, up 41% from $24.6 million in the first quarter of 2013 and down 35% from $53.2 million in the second quarter of 2012. Gross margin was 41.9% compared to 42.7% in the prior quarter and 46.6% in the year-ago period. The operating loss was $6.2 million compared to an operating loss of $9.6 million in the prior quarter and operating income of $4.3 million in the year-ago period. The net loss was $4.6 million or $0.20 per share, compared to a net loss of $5.6 million or $0.24 per share in the prior quarter and net income of $4.5 million or $0.19 per diluted share in the second quarter of 2012.

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

On a non-GAAP basis, which excludes the impact of amortization of acquired intangible assets, gross margin was 43.8% compared to 45.4% in the prior quarter and 47.8% in the year-ago period. The operating loss was $5.3 million, compared to an operating loss of $8.7 million in the prior quarter and operating income of $5.1 million in the second quarter of 2012. The non-GAAP net loss, which also adjusts for the income tax effect of non-GAAP adjustments as well as discrete tax items, was $4.0 million or $0.17 per share, compared to a net loss of $5.0 million or $0.22 per share in the prior quarter and net income of $3.1 million or $0.13 per diluted share in the second quarter of 2012.
Balance Sheet Strength
At June 29, 2013, Nanometrics had $86.3 million in cash, cash equivalents and marketable securities and $143.5 million in working capital. Stockholders' equity, excluding intangible assets, was $183.8 million, or $7.93 per share based on 23.2 million shares outstanding at quarter end.
Business Outlook
Management expects total revenues for the third quarter of 2013 to be in the range of $36 to $40 million, with GAAP gross margin in the range of 41% to 45%, non-GAAP gross margin in the range of 43% to 47%, and operating expenses up $0.2 to $0.9 million from the second quarter. Management expects the third quarter GAAP net loss to be $0.16 to $0.05 per share and the non-GAAP net loss to be $0.14 to $0.03 per share.
Conference Call Details
A conference call to discuss second quarter 2013 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.
Use of Non-GAAP Financial Information
Financial results such as non-GAAP gross profit, gross margin, operating income, net income, and net income per share, which exclude certain expenses, charges and special items, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude acquisition-related expenses such as amortization of acquired intangibles and transaction costs, asset impairments, restructuring charges, legal settlements, certain discrete tax items and the impact of the timing of the approval of elections related to tax treatment of certain foreign subsidiaries, and other unusual and infrequent items to evaluate the company's ongoing performance and to enable comparison to other periods that did not include these unusual and infrequent items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor's ability to view the company's results from management's perspective. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.
About Nanometrics
Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, such as data storage components and discretes including high-brightness LEDs and power management components. Nanometrics' automated and integrated metrology systems measure critical dimensions, device structures, overlay registration, topography and various thin film properties, including film thickness as well as optical, electrical and material properties. The company's process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced wafer-scale packaging applications. Nanometrics' systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor market. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics' website is http://www.nanometrics.com.
Forward Looking Statements
This press release contains forward-looking statements including, but not limited to, statements included in the quotation from management and statements included in the business outlook section, such as the statements regarding future financial results, including revenue, margins and profitability, customer spending and future levels of business. These forward-looking statements may also be identified by words such as “expect,” “anticipate,” “believe,” “estimate,” “forecasts,” “looking forward” “plan,” “predict,” “see,” “view,” and similar terms. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including economic conditions, levels of industry spending, shifts in the timing of customer orders and product shipments, market adoption rates, changes in product mix and changes in operating expenses. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 29, 2012 as filed with the Securities and Exchange Commission on March 12, 2013, as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	As of Jun 29,	As of Dec 29,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$39,102	$62,915
Marketable securities	47,162	46,993
Accounts receivable, net of allowances of $174 and $82, respectively	32,191	21,388
Inventories	39,248	39,659
Inventories-delivered systems	2,444	2,274
Prepaid expenses and other	8,221	7,492
Deferred income tax assets	15,083	8,593
Total current assets	183,451	189,314

Property, plant and equipment, net	43,831	43,213
Goodwill	11,255	11,352
Intangible assets, net	9,226	10,980
Deferred income tax assets	3,582	3,671
Other assets	680	924
Total assets	$252,025	$259,454

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,630	$6,398
Accrued payroll and related expenses	5,466	6,670
Deferred revenue	11,847	8,485
Other current liabilities	8,929	7,822
Income taxes payable	244	424
Current portion of debt obligations	4,846	928
Total current liabilities	39,962	30,727

Deferred revenue	3,459	4,307
Income taxes payable	2,280	2,135
Other long-term liabilities	2,070	2,140
Debt obligations	—	4,374
Total liabilities	47,771	43,683

Stockholders’ equity:
Common stock, $0.001 par value, 47,000,000 shares authorized;
23,186,957 and 23,250,429, respectively, issued and outstanding	23	23
Additional paid-in capital	238,939	238,326
Accumulated deficit	(33,998)	(23,850)
Accumulated other comprehensive income	(710)	1,272
Total stockholders’ equity	204,254	215,771
Total liabilities and stockholders’ equity	$252,025	$259,454

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	Jun 29,	Jun 30,	Jun 29,	Jun 30,
	2013	2012	2013	2012
Net revenues:
Products	$26,533	$41,556	$39,612	$89,414
Service	8,019	11,625	19,492	19,259
Total net revenues	34,552	53,181	59,104	108,673

Costs of net revenues:
Cost of products	14,832	22,627	22,792	47,446
Cost of service	4,593	5,158	10,041	10,128
Amortization of intangible assets	647	637	1,305	1,274
Total costs of net revenues	20,072	28,422	34,138	58,848
Gross profit	14,480	24,759	24,966	49,825

Operating expenses:
Research and development	8,321	7,644	15,768	15,120
Selling	6,613	7,041	13,545	14,252
General and administrative	5,507	5,583	11,019	11,664
Amortization of intangible assets	195	195	393	387
Total operating expenses	20,636	20,463	40,725	41,423
Income (loss) from operations	(6,156)	4,296	(15,759)	8,402

Other income (expense):
Interest income	20	33	45	85
Interest expense	(205)	(264)	(431)	(533)
Other expense, net	(637)	(49)	(597)	(224)
Total other expense, net	(822)	(280)	(983)	(672)

Income (loss) before income taxes	(6,978)	4,016	(16,742)	7,730
Provision for (benefit from) income taxes	(2,412)	(490)	(6,594)	1,521
Net income (loss)	$(4,566)	$4,506	$(10,148)	$6,209

Net income (loss) per share:
Basic	$(0.20)	$0.19	$(0.44)	$0.27
Diluted	$(0.20)	$0.19	$(0.44)	$0.26

Shares used in per share calculation:
Basic	23,138	23,395	23,240	23,372
Diluted	23,138	23,877	23,240	23,924

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six-month Period Ended
	June 29, 2013	June 30, 2012
Cash flows from operating activities:
Net income (loss)	$(10,148)	$6,209
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,268	3,857
Stock-based compensation	3,208	3,054
Excess tax benefit from equity awards	367	(814)
Loss on disposal of fixed assets	10	134
Inventory write down	2,764	1,740
Deferred income taxes	(6,657)	995
Changes in fair value of contingent consideration	1,000	9
Changes in assets and liabilities:
Accounts receivable	(11,095)	(11,141)
Inventories	(4,121)	(1,475)
Inventories- delivered systems	(170)	(229)
Prepaid expenses and other	(109)	(1,798)
Accounts payable, accrued and other liabilities	1,566	(3,060)
Deferred revenue	2,548	4,222
Income taxes payable	(389)	466
Net cash provided by (used in) operations	(16,958)	2,169

Cash flows from investing activities:
Maturities of marketable securities	22,788	—
Escrow payment received related to acquisition of Nanda	—	508
Purchases of marketable securities	(23,454)	(13,764)
Purchase of property, plant and equipment	(1,970)	(2,635)
Net cash used in investing activities	(2,636)	(15,891)

Cash flows from financing activities:
Payments of contingent consideration	(216)	(198)
Repayments of debt obligations	(456)	(374)
Proceeds from sale of shares under employee stock option and purchase plans	2,858	2,632
Excess tax benefit from equity awards	(367)	814
Taxes paid on net issuance of stock awards	(86)	(16)
Repurchases of common stock	(5,000)	(4,960)
Net cash used in financing activities	(3,267)	(2,102)
Effect of exchange rate changes on cash and cash equivalents	(952)	115
Net decrease in cash and cash equivalents	(23,813)	(15,709)
Cash and cash equivalents, beginning of period	62,915	97,699
Cash and cash equivalents, end of period	$39,102	$81,990

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Six Months Ended
	Jun 29,	Mar 30,	Jun 30,		Jun 29,	Jun 30,
	2013	2013	2012		2013	2012
Reconciliation of GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$14,480	$10,486	$24,759		$24,966	$49,825
Non-GAAP adjustments:
Amortization of intangible assets	647	658	637		1,305	1,274
Non-GAAP gross profit	$15,127	$11,144	$25,396		$26,271	$51,099

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss)
GAAP operating income (loss)	$(6,156)	$(9,603)	$4,296		$(15,759)	$8,402
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	647	658	637		1,305	1,274
Amortization of intangible assets included in operating expenses	195	198	195		393	387
Total non-GAAP adjustments to operating income (loss)	842	856	832		1,698	1,661
Non-GAAP operating income (loss)	$(5,314)	$(8,747)	$5,128		$(14,061)	$10,063

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss)
GAAP net income (loss)	$(4,566)	$(5,582)	$4,506		$(10,148)	$6,209
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income (loss)	842	856	832		1,698	1,661
Income tax effect of non-GAAP adjustments	(299)	(306)	(304)		(608)	(607)
Discrete tax adjustment	—	—	(1,955)	(a)	—	(1,300)	(a)
Non-GAAP net income (loss)	$(4,023)	$(5,032)	$3,079		$(9,058)	$5,963

GAAP net income (loss) per diluted share	$(0.20)	$(0.24)	$0.19		$(0.44)	$0.26

Non-GAAP net income (loss) per diluted share	$(0.17)	$(0.22)	$0.13		$(0.39)	$0.25

Shares used in diluted income per share calculation	23,138	23,341	23,877		23,240	23,924

(a) Reflects the tax benefit for certain first quarter foreign losses related to entity classification elections that were approved by the IRS in the second quarter. The tax benefit of these first quarter losses was recorded as a decrease to the second quarter tax provision on a GAAP basis.